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                                                                     EXHIBIT 5

                          [DYKEMA GOSSETT LETTERHEAD]


Standard Federal Bancorporation, Inc.
2600 West Big Beaver
Troy, Michigan  48084

        Re:     Registration Statement on Form S-3
                relating to $200,000,000 Principal
                Amount of Debt Securities

Gentlemen:

        We have served as counsel to Standard Federal Bancorporation, Inc. (the "Company"), a Michigan corporation, in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), registering debt securities of the Company in the aggregate principal amount of $200,000,000 (the "Debt Securities") to be issued pursuant to one or more indentures (the "Indentures") to be entered into between the Company and The Chase Manhattan Bank, N.A., from time to time as set forth in the prospectus and the prospectus supplement (collectively, the "Prospectus") included in the Registration Statement, and in further supplements to the Prospectus to be included in one or more amendments to the Registration Statement.

        As counsel for the Company, we have been requested to furnish this opinion in connection with such registration of the Debt Securities. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we consider necessary as a basis for this opinion.

        Based on the foregoing, we are of the opinion that:

        (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan; and

        (b) issuance of the Debt Securities has been duly authorized by the Company and, when authenticated and
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                                 DYKEMA GOSSETT
                                      PLLC

Standard Federal Bancorporation, Inc.
May 16, 1996
Page 2


        delivered in accordance with the Indentures and fully paid for as described in the Registration Statement and the Prospectus, the Debt Securities will constitute valid and binding obligations of the Company, entitled to the benefits provided under the Indentures pursuant to which they have been issued.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to it under the caption "Legal Opinions" in the Prospectus. In giving such consent, we do not concede that we are "experts" within the meaning of the Act or the rules and regulations thereunder, or that this consent is required by Section 7 of the Act.

                                   Very truly yours,

                                 DYKEMA GOSSETT PLLC



                        By:/s/ Paul R. Rentenbach
                           -----------------------------
                                Paul R. Rentenbach
                               A Member of the Firm

/kjh